News Release

TransUnion Reports Second Quarter 2016 Results

CHICAGO, July 26, 2016 - TransUnion (NYSE: TRU, the “Company”) today announced financial results for the quarter ended June 30, 2016.
Total revenue was $426 million, an increase of 12 percent (14 percent on a constant currency basis) compared with the second quarter of 2015. Acquisitions accounted for a 2 percent increase in revenue. Net income attributable to TransUnion was $17 million compared with a net loss attributable to TransUnion of $3 million in the second quarter of 2015. Diluted Earnings per Share was $0.09 compared with $(0.02) in the second quarter of 2015.
Adjusted EBITDA was $159 million, an increase of 18 percent (20 percent on a constant currency basis) compared with the second quarter of 2015. Adjusted EBITDA margin was 37.5 percent, an increase of 180 basis points compared with the second quarter of 2015. Adjusted Diluted Earnings per Share was $0.37, an increase of 38 percent compared with the second quarter of 2015.
“TransUnion delivered another solid performance in the second quarter, finishing up a very strong first half of 2016,” said Jim Peck, TransUnion’s president and chief executive officer. “With continued execution of our strategy, we are seeing strong performance across the enterprise as well as attractive returns on our investments in key strategic initiatives, including the effective completion of our next generation technology platform. We have increased our ownership stake in the fast-growing, emerging markets of India and Colombia, and we added to our healthcare portfolio with the acquisition of Auditz. We're also excited to announce a new long-term agreement with Credit Karma, our strategic partner in pioneering alternative channels for consumer credit information. This new agreement reflects the strategic value contributed by each party and allows us to build on our existing offerings and bring new value-added solutions to this market. Taking all of this together, we feel very good about how the company is positioned for the rest of 2016 and beyond.”
Segment Results
U.S. Information Services (USIS)
USIS revenue was $257 million, an increase of 10 percent compared with the second quarter of 2015.

•	Online Data Services revenue was $168 million, an increase of 9 percent over the prior year.

•	Marketing Services revenue was $38 million, an increase of 8 percent over the prior year.

•	Decision Services revenue was $51 million, an increase of 16 percent over the prior year.
Operating income was $41 million, an increase of 8 percent compared with the second quarter of 2015. Adjusted Operating Income was $88 million, an increase of 12 percent compared with the second quarter of 2015.
International
International revenue was $78 million, an increase of 15 percent (24 percent on a constant currency basis) compared with the second quarter of 2015. Acquisitions accounted for a 10 percent increase in revenue.

•	Developed markets revenue was $28 million, an increase of 16 percent (20 percent on a constant currency basis) over the prior year.

•	Emerging markets revenue was $50 million, an increase of 14 percent (26 percent on a constant currency basis) over the prior year. Acquisitions accounted for a 16 percent increase in revenue.

Operating income was $8 million, an increase of 330 percent compared with the second quarter of 2015. Adjusted Operating Income was $24 million, an increase of 42 percent (53 percent on a constant currency basis) compared with the second quarter of 2015.
Consumer Interactive
Consumer Interactive revenue was $107 million, an increase of 16 percent compared with the second quarter of 2015.
Operating income was $44 million, an increase of 31 percent compared with the second quarter of 2015. Adjusted Operating Income was $45 million, an increase of 30 percent compared with the second quarter of 2015.
Liquidity and Capital Resources
Cash and cash equivalents were $141 million at June 30, 2016 and $133 million at December 31, 2015. Total debt, including the current portion of long-term debt, increased to $2.4 billion at June 30, 2016 compared with $2.2 billion at December 31, 2015, primarily due to financing the acquisition of Central de Informacion Financiera S.A. (“CIFIN”).
For the six months ended June 30, 2016, cash provided by operating activities was $150 million compared with $117 million for the same period in 2015 due primarily to the increase in operating performance along with a decrease in cash paid for interest. Cash used in investing activities was $323 million compared with $77 million for the same period in 2015 due primarily to an increase in cash used to finance acquisitions. Capital expenditures were $55 million compared with $68 million for the same period in 2015. Cash provided by financing activities was $181 million compared with $642 million for the same period in 2015 principally driven by proceeds from the June 30, 2015 Initial Public Offering.
2016 Full Year Outlook
For the full year of 2016, we are raising our revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance as follows. Consolidated revenue is expected to be between $1.665 billion and $1.675 billion, an increase of approximately 12 percent on a constant currency basis. Adjusted EBITDA is expected to be between $613 million and $618 million, an increase of approximately 18 to 19 percent on a constant currency basis. Adjusted EBITDA margin is expected to be approximately 37 percent, an increase of approximately 200 basis points. Adjusted Diluted Earnings per Share is expected to be between $1.37 and $1.39, an increase of 25 to 27 percent.
This guidance includes approximately 2 percent revenue growth from acquisitions as well as approximately 1.5 percent declines in revenue and Adjusted EBITDA due to foreign exchange rates.
2016 Third Quarter Outlook
For the third quarter of 2016, consolidated revenue is expected to be between $420 million and $425 million, an increase of approximately 9 to 10 percent on a constant currency basis compared with the third quarter of 2015. Adjusted EBITDA is expected to be between $155 million and $158 million, an increase of approximately 11 to 13 percent on a constant currency basis. Adjusted Diluted Earnings per Share is expected to be between $0.34 and $0.35, an increase of approximately 12 to 15 percent.
This guidance includes approximately 2 percent revenue growth from acquisitions as well as approximately 1 percent declines in revenue and Adjusted EBITDA due to foreign exchange rates.
Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 4:00 p.m. Central time to discuss the business results for the quarter and certain forward-looking information. This session may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a leading global risk and information solutions provider to businesses and consumers. The Company provides consumer reports, risk scores, analytical services and decisioning capabilities to businesses. Businesses embed its solutions into their process workflows to acquire new customers, assess consumer ability to pay for services, identify cross-selling opportunities, measure and manage debt portfolio risk, collect debt, verify consumer identities and investigate potential fraud. Consumers use its solutions to view their credit profiles and access analytical tools that help them understand and manage their personal information and take precautions against identity theft. www.transunion.com
Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.
Non-GAAP Financial Measures
This earnings release presents certain growth rates on Schedule 1 assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, segment Adjusted Operating Income, segment Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present these financial measures as supplemental measures of our operating performance because we believe they provide meaningful information regarding our performance and provide a basis to compare operating results between periods. In addition, our board of directors and executive management team use Adjusted EBITDA as a compensation measure. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
Adjusted EBITDA is defined as net income (loss) attributable to TransUnion plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income). Adjusted Operating Income is defined as operating income plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets. Adjusted Effective Tax Rate is defined as adjusted provision for income taxes divided by adjusted income before income taxes. Adjusted Net Income is defined as net income (loss) attributable to TransUnion plus stock-based compensation, plus mergers and acquisitions, divestitures and business optimization expenses, plus technology transformation expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus changes in provision for income taxes. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average shares outstanding.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities,” our ability to effectively manage our costs; economic and political stability in international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to timely complete our multi-year technology transformation; our ability to make acquisitions and integrate the operations of acquired businesses; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our reliance on key management personnel; our controlling stockholders; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2015, as modified in any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
For More Information
E-mail:        Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2016	December 31, 2015
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$141.3	$133.2
Trade accounts receivable, net of allowance of $4.4 and $4.2	256.5	228.3
Other current assets	100.3	65.3
Total current assets	498.1	426.8
Property, plant and equipment, net of accumulated depreciation and amortization of $202.9 and $174.3	192.6	183.0
Goodwill, net	2,120.5	1,983.4
Other intangibles, net of accumulated amortization of $730.7 and $615.3	1,820.9	1,770.1
Other assets	91.8	79.5
Total assets	$4,723.9	$4,442.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$112.2	$105.4
Short-term debt and current portion of long-term debt	50.8	43.9
Other current liabilities	163.3	146.7
Total current liabilities	326.3	296.0
Long-term debt	2,350.3	2,160.7
Deferred taxes	612.3	588.4
Other liabilities	54.4	27.8
Total liabilities	3,343.3	3,072.9
Redeemable noncontrolling interests	—	2.9
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at June 30, 2016 and December 31, 2015, 183.4 million and 183.0 million shares issued at June 30, 2016 and December 31, 2015, respectively, and 182.7 million shares and 182.3 million shares outstanding as of June 30, 2016 and December 31, 2015, respectively	1.8	1.8
Additional paid-in capital	1,832.2	1,850.3
Treasury stock at cost; 0.7 million shares at June 30, 2016 and December 31, 2015	(4.6)	(4.6)
Accumulated deficit	(394.4)	(424.3)
Accumulated other comprehensive loss	(184.8)	(191.8)
Total TransUnion stockholders’ equity	1,250.2	1,231.4
Noncontrolling interests	130.4	135.6
Total stockholders’ equity	1,380.6	1,367.0
Total liabilities and stockholders’ equity	$4,723.9	$4,442.8

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$425.7	$378.5	$831.4	$731.6
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	143.8	131.5	292.9	257.1
Selling, general and administrative	144.4	127.0	276.6	248.9
Depreciation and amortization	74.0	68.6	146.5	137.7
Total operating expenses	362.2	327.1	716.0	643.7
Operating income	63.5	51.4	115.4	87.9
Non-operating income and expense
Interest expense	(21.3)	(44.9)	(41.7)	(89.6)
Interest income	1.1	1.2	1.9	2.1
Earnings from equity method investments	2.0	2.3	3.9	4.6
Other income and (expense), net	(9.3)	(5.3)	(16.9)	(7.7)
Total non-operating income and expense	(27.5)	(46.7)	(52.8)	(90.6)
Income (loss) before income taxes	36.0	4.7	62.6	(2.7)
Provision for income taxes	(16.3)	(5.1)	(28.3)	(2.1)
Net income (loss)	19.7	(0.4)	34.3	(4.8)
Less: net income attributable to the noncontrolling interests	(2.4)	(2.2)	(4.4)	(4.4)
Net income (loss) attributable to TransUnion	$17.3	$(2.6)	$29.9	$(9.2)

Earnings per share:
Basic	$0.09	$(0.02)	$0.16	$(0.06)
Diluted	$0.09	$(0.02)	$0.16	$(0.06)

Weighted average shares outstanding:
Basic	182.5	148.5	182.4	148.2
Diluted	184.4	148.5	184.2	148.2

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$34.3	$(4.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	146.5	137.7
Net loss on refinancing transactions	—	3.8
Amortization and loss on fair value of hedge instrument	1.2	0.9
Equity in net income of affiliates, net of dividends	1.7	(3.0)
Deferred taxes	(4.1)	(11.2)
Amortization of discount and deferred financing fees	1.5	4.5
Stock-based compensation	8.9	5.2
Provision for losses on trade accounts receivable	1.8	1.6
Other	0.9	0.3
Changes in assets and liabilities:
Trade accounts receivable	(22.9)	(32.7)
Other current and long-term assets	(28.6)	7.2
Trade accounts payable	2.2	6.4
Other current and long-term liabilities	6.1	0.6
Cash provided by operating activities	149.5	116.5
Cash flows from investing activities:
Capital expenditures	(54.9)	(68.3)
Proceeds from sale of trading securities	0.9	0.6
Purchases of trading securities	(1.2)	(1.2)
Proceeds from sale of other investments	19.7	8.3
Purchases of other investments	(17.3)	(11.6)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(270.6)	(13.8)
Acquisition-related deposits	—	9.1
Cash used in investing activities	(323.4)	(76.9)
Cash flows from financing activities:
Proceeds from senior secured term loan B	150.0	1,881.0
Extinguishment of senior secured term loan B	—	(1,881.0)
Proceeds from senior secured term loan A	55.0	—
Proceeds from senior secured revolving line of credit	145.0	35.0
Payments of senior secured revolving line of credit	(145.0)	(85.0)
Repayments of debt	(23.8)	(14.4)
Proceeds from initial public offering	—	764.5
Underwriter fees and other costs on initial public offering	—	(49.4)
Proceeds from issuance of common stock and exercise of stock options	2.3	2.0
Debt financing fees	(3.4)	(8.7)
Excess tax benefit	2.2	—
Distributions to noncontrolling interests	(1.0)	(1.9)
Payment of contingent obligation	(0.3)	—
Cash provided by financing activities	181.0	642.1
Effect of exchange rate changes on cash and cash equivalents	1.0	(1.6)
Net change in cash and cash equivalents	8.1	680.1
Cash and cash equivalents, beginning of period	133.2	77.9
Cash and cash equivalents, end of period	$141.3	$758.0

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
As Reported and Constant Currency Growth Rates - Unaudited

	Three Months Ended June 30, 2016 Percent Change	Six Months Ended June 30, 2016 Percent Change
Consolidated:
Revenue as reported	12.5%	13.6%
Revenue constant currency	14.1%	15.8%

Operating income	23.5%	31.3%
Operating income constant currency	25.1%	33.7%
Adjusted Operating Income	18.7%	21.3%
Adjusted Operating Income constant currency	20.6%	23.7%

Adjusted EBITDA	18.3%	20.5%
Adjusted EBITDA constant currency	20.0%	22.8%

International:
International Consolidated
Revenue as reported	14.9%	11.0%
Revenue constant currency	24.1%	23.0%

Operating income	330.3%	184.7%
Operating income constant currency	374.3%	229.6%
Adjusted Operating Income	41.6%	31.0%
Adjusted Operating Income constant currency	53.2%	46.0%

Developed Markets
Revenue as reported	16.4%	13.8%
Revenue constant currency	20.2%	19.7%

Emerging Markets
Revenue as reported	14.1%	9.5%
Revenue constant currency	26.3%	24.8%
Constant currency percentage changes assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$425.7	$378.5	$831.4	$731.6

Reconciliation of net income (loss) attributable to TransUnion to Adjusted EBITDA
Net income (loss) attributable to TransUnion	$17.3	$(2.6)	$29.9	$(9.2)
Net interest expense	20.2	43.7	39.8	87.5
Provision (benefit) for income taxes	16.3	5.1	28.3	2.1
Depreciation and amortization	74.0	68.6	146.5	137.7
EBITDA	127.8	114.8	244.4	218.1
Adjustments to EBITDA:
Stock-based compensation(1)	10.4	8.4	15.7	11.4
Mergers and acquisitions, divestitures and business optimization(2)	7.6	1.3	13.1	1.8
Technology transformation(3)	11.3	5.9	23.3	11.6
Other(4)	2.3	4.4	4.3	6.7
Total adjustments to EBITDA	31.7	20.0	56.4	31.5
Adjusted EBITDA	$159.5	$134.8	$300.9	$249.6

EBITDA margin	30.0%	30.3%	29.4%	29.8%
Adjusted EBITDA Margin	37.5%	35.6%	36.2%	34.1%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions and a $(0.2) million adjustment to business optimization expenses. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $7.9 million of acquisition expenses. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.1 million loss on the divestitures of two small business operations and a $(0.5) million adjustment to business optimization expenses. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $13.5 million of acquisition expenses.

For the three months ended June 30, 2015, consisted of the following adjustments to operating income: a $0.2 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.1 million of acquisition expenses. For the six months ended June 30, 2015, consisted of the following adjustments to operating income: a $0.6 million adjustment to contingent consideration expense from previous acquisitions. For the six months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.2 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $0.3 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $0.5 million of loan fees; and $0.9 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $1.0 million mark-to-market loss related to ineffectiveness of our interest rate hedge; $0.8 million of loan fees; and $1.9 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders.

For the three months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $3.8 million of debt refinancing expenses; $0.2 million of currency remeasurement of our foreign operations; a $(0.2) million mark-to-market gain related to ineffectiveness on our interest rate hedge; $0.3 million of loan fees; and $0.3 million of miscellaneous. For the six months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $3.8 million of debt refinancing expenses; $1.0 million of currency remeasurement of our foreign operations; a $0.7 million mark-to-market loss related to ineffectiveness on our interest rate hedge; $0.7 million of loan fees; and $0.5 million of miscellaneous.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share - Unaudited
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to TransUnion	$17.3	$(2.6)	$29.9	$(9.2)
Adjustments before income tax items:
Stock-based compensation(1)	10.4	8.4	15.7	11.4
Mergers and acquisitions, divestitures and business optimization(2)	7.6	1.3	13.1	1.8
Technology transformation(3)	11.3	5.9	23.3	11.6
Other(4)	1.8	3.9	3.5	5.5
Amortization of certain intangible assets (5)	44.7	43.6	89.0	89.1
Total adjustments before income tax items	75.8	63.0	144.6	119.4
Change in provision for income taxes per schedule 4	(24.7)	(20.2)	(47.9)	(40.3)
Adjusted Net Income	$68.4	$40.2	$126.5	$69.9

Adjusted Earnings per Share:
Basic	$0.37	$0.27	$0.69	$0.47
Diluted(6)	$0.37	$0.27	$0.69	$0.47

Weighted-average shares outstanding:
Basic	182.5	148.5	182.4	148.2
Diluted(6)	184.4	149.7	184.2	149.3
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions and a $(0.2) million adjustment to business optimization expenses. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $7.9 million of acquisition expenses. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.1 million loss on the divestitures of two small business operations and a $(0.5) million adjustment to business optimization expenses. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $13.5 million of acquisition expenses.

For the three months ended June 30, 2015, consisted of the following adjustments to operating income: a $0.2 million adjustment to contingent consideration expense from previous acquisitions. For the three months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.1 million of acquisition expenses. For the six months ended June 30, 2015, consisted of the following adjustments to operating income: a $0.6 million adjustment to contingent consideration expense from previous acquisitions. For the six months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $1.2 million of acquisition expenses.

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)
For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the three months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $0.3 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $0.9 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders. For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.3 million charge for certain legal and regulatory matters. For the six months ended June 30, 2016, consisted of the following adjustments to non-operating income and expense: $0.3 million of currency remeasurement of our foreign operations; a $1.0 million mark-to-market loss related to ineffectiveness of our interest rate hedge; and $1.9 million of fees connected to the filing of secondary registration statements filed on behalf of certain shareholders.

For the three months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $3.8 million of debt refinancing expenses; $0.2 million of currency remeasurement of our foreign operations; and a $(0.2) million mark-to-market gain related to ineffectiveness on our interest rate hedge. For the six months ended June 30, 2015, consisted of the following adjustments to non-operating income and expense: $3.8 million of debt refinancing expenses; $1.0 million of currency remeasurement of our foreign operations; and a $0.7 million mark-to-market loss related to ineffectiveness on our interest rate hedge.

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of acquired intangible assets that were established subsequent to our 2012 change in control.

(6)
For the three and six months ended June 30, 2015, all outstanding stock awards were anti-dilutive since we reported a net loss attributable to TransUnion on a GAAP basis in those periods. On an as-adjusted basis, we reported net income in all periods and reflect the weighted-average diluted shares outstanding for all periods in the table above. In addition, as of June 30, 2016, for the three- and six-month periods, there were less than 0.1 million anti-dilutive weighted shares outstanding and 6.5 million contingently issuable market-based stock awards excluded from the diluted earnings per share calculations because the market conditions had not been met.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income (loss) before income taxes	$36.0	$4.7	$62.6	$(2.7)
Total adjustments before income taxes per Schedule 3	75.8	63.0	144.6	119.4
Adjusted income before income taxes	$111.8	$67.7	$207.2	$116.7

(Provision) benefit for income taxes	(16.3)	(5.1)	(28.3)	(2.1)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(27.0)	(22.1)	(51.8)	(44.2)
Eliminate impact of adjustments for unremitted foreign earnings(2)	—	0.7	—	2.3
Other(3)	2.3	1.2	3.9	1.6
Total adjustments for income taxes	(24.7)	(20.2)	(47.9)	(40.3)
Adjusted provision for income taxes	$(41.1)	$(25.3)	$(76.2)	$(42.4)

Effective tax rate	45.3%	108.1%	45.2%	(79.8)%
Adjusted Effective Tax Rate	36.7%	37.4%	36.8%	36.3%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)	Eliminates impact of certain adjustments related to our deferred tax liability for unremitted earnings, including the lapse of the look-through rule under Subpart F of the Internal Revenue Code.

(3)	Eliminates the impact of state tax rate changes on deferred taxes, valuation allowances on foreign net operating losses, and valuation allowances on capital losses and other discrete adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Adjusted Operating Income, Operating Margin and Adjusted Operating Margin - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Online Data Services	$168.1	$154.0	$329.2	$300.7
Marketing Services	37.9	35.2	74.9	68.2
Decision Services	50.7	43.9	99.8	83.2
Total USIS	256.8	233.1	503.8	452.1
Developed Markets	27.8	23.9	51.0	44.9
Emerging Markets	49.8	43.6	94.4	86.2
Total International	77.6	67.5	145.4	131.0
Consumer Interactive	106.5	92.2	212.6	176.8
Total revenue, gross	$440.9	$392.8	$861.8	$759.9

Intersegment revenue eliminations:
USIS Online	$(14.2)	$(13.5)	$(28.4)	$(26.8)
International Developed Markets	(0.9)	(0.7)	(1.6)	(1.2)
International Emerging Markets	(0.1)	(0.1)	(0.3)	(0.3)
Interactive	—	—	—	—
Total intersegment revenue eliminations	(15.2)	(14.3)	(30.3)	(28.3)
Total revenue as reported	$425.7	$378.5	$831.4	$731.6

Gross operating income by segment:
USIS operating income	$41.4	$38.4	$71.6	$66.1
International operating income	8.1	1.9	13.1	4.6
Consumer Interactive operating income	43.6	33.2	84.0	59.9
Corporate operating loss	(29.5)	(22.0)	(53.3)	(42.8)
Total operating income	$63.5	$51.4	$115.4	$87.9

Intersegment operating income eliminations:
USIS	$(13.8)	$(13.1)	$(27.7)	$(26.1)
International	(0.7)	(0.5)	(1.4)	(0.9)
Consumer Interactive	14.6	13.6	29.1	27.0
Corporate	—	—	—	—
Total eliminations	$—	$—	$—	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of operating income to Adjusted Operating Income:
USIS operating income	$41.4	$38.4	$71.6	$66.1
Stock-based compensation(1)	3.0	1.5	5.5	2.8
Mergers and acquisitions, divestitures and business optimization(2)	(0.1)	0.2	—	0.6
Technology transformation(3)	10.0	5.5	21.0	10.9
Amortization of certain intangible assets(5)	33.3	32.9	66.6	66.0
Adjusted USIS Operating Income	87.6	78.5	164.7	146.5

International operating income	8.1	1.9	13.1	4.6
Stock-based compensation(1)	4.9	5.8	6.0	6.6
Mergers and acquisitions, divestitures and business optimization(2)	—	—	0.2	—
Technology transformation(3)	1.3	0.4	2.4	0.7
Amortization of certain intangible assets(5)	9.9	9.0	19.3	19.4
Adjusted International Operating Income	24.1	17.0	40.9	31.2

Consumer Interactive operating income	43.6	33.2	84.0	59.9
Stock-based compensation(1)	0.3	0.1	0.5	0.2
Amortization of certain intangible assets(5)	1.5	1.7	3.1	3.7
Adjusted Consumer Interactive Operating Income	45.4	34.9	87.6	63.8

Corporate operating loss	(29.5)	(22.0)	(53.3)	(42.8)
Stock-based compensation(1)	2.3	1.0	3.7	1.8
Mergers and acquisitions, divestitures and business optimization(2)	(0.2)	—	(0.5)	—
Other(4)	0.3	—	0.3	—
Adjusted Corporate Operating Income	(27.1)	(21.0)	(49.8)	(40.9)

Total operating income	63.5	51.4	115.4	87.9
Stock-based compensation(1)	10.4	8.4	15.7	11.4
Mergers and acquisitions, divestitures and business optimization(2)	(0.3)	0.2	(0.4)	0.6
Technology transformation(3)	11.3	5.9	23.3	11.6
Other(4)	0.3	—	0.3	—
Amortization of certain intangible assets(5)	44.7	43.6	89.0	89.1
Total operating income adjustments	66.5	58.1	127.9	112.7
Total Adjusted Operating Income	$130.0	$109.5	$243.4	$200.6

Operating margin(5):
USIS	16.1%	16.5%	14.2%	14.6%
International	10.4%	2.8%	9.0%	3.5%
Consumer Interactive	40.9%	36.0%	39.5%	33.9%
Total operating margin	14.9%	13.5%	13.9%	12.0%

Adjusted Operating Margin(5):
USIS	34.1%	33.7%	32.7%	32.4%
International	31.1%	25.3%	28.1%	23.8%
Consumer Interactive	42.6%	37.9%	41.2%	36.1%
Total Adjusted Operating Margin	30.5%	28.9%	29.3%	27.4%
As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)	Consisted of stock-based compensation and cash-settled stock-based compensation.

(2)
For the three months ended June 30, 2016, consisted of the following adjustments to operating income: a $(0.1) million adjustment to contingent consideration expense from previous acquisitions (USIS); and a $(0.2) million adjustment to business optimization expenses (Corporate). For the six months ended June 30, 2016, consisted of the following adjustments to operating income: a $0.2 million loss on divestitures of two small business operations (International); and a $(0.5) million adjustment to business optimization expenses (Corporate).

For the three and six months ended June 30, 2015, consisted of the following adjustments to operating income: a $0.2 million and $0.6 million adjustment to contingent consideration expense from previous acquisitions (USIS).

(3)	Represented costs associated with a project to transform our technology infrastructure.

(4)	For the three and six months ended June 30, 2016, consisted of a $0.3 million charge for certain legal and regulatory matters for both periods (Corporate).

(5)	Consisted of amortization of intangible assets from our 2012 change in control and amortization of acquired intangible assets that were established after our 2012 change in control.

(6)
Segment operating margins and Adjusted Operating Margins are calculated using segment gross revenue. Consolidated operating margin and Adjusted Operating Margin is calculated using as reported revenue.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization - Unaudited
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Depreciation and amortization:
USIS	$54.4	$50.9	$108.3	$100.9
International	15.1	13.8	29.0	28.4
Consumer Interactive	3.2	2.8	6.5	5.9
Corporate	1.3	1.1	2.6	2.4
Total depreciation and amortization	$74.0	$68.6	$146.5	$137.7
As a result of displaying amounts in millions, rounding differences may exist in the table above.